ARTICLES SUPPLEMENTARY

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                              AFBA 5STAR FUND, INC.

AFBA 5STAR FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation,") hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Sections 2-208 and 2-208.1 of the Maryland General Corporation Law that:

FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: Immediately prior to the filing of these Articles Supplementary: (i) the total number of shares of capital stock that the Corporation was authorized to issue was two hundred forty million (240,000,000) shares of capital stock designated as Common Stock and having a par value of one dollar ($1.00) per share for an aggregate par value of two hundred forty million dollars ($240,000,000).

THIRD: Heretofore, the number of authorized shares of which the Corporation had authority to issue was classified and designated as, and shares were allocated to, seven separate classes, each representing a separate portfolio of investments (each class is hereafter referred to as a "series"), with each series further sub-divided into four separate sub-classes (any sub-class is hereafter referred to as a "class"), as follows:

                   AFBA 5STAR BALANCED FUND
                            Class I                       10,000,000
                            Class A                       10,000,000
                            Class B                       10,000,000
                            Class C                       10,000,000

                   AFBA 5STAR HIGH YIELD FUND
                            Class I                       10,000,000
                            Class A                       10,000,000
                            Class B                       10,000,000
                            Class C                       10,000,000

                   AFBA 5STAR LARGE CAP FUND
                            Class I                       10,000,000
                            Class A                       10,000,000
                            Class B                       10,000,000
                            Class C                       10,000,000

                   AFBA 5STAR MID CAP FUND
                            Class I                       10,000,000
                            Class A                       10,000,000
                            Class B                       10,000,000
                            Class C                       10,000,000

                   AFBA 5STAR SCIENCE & TECHNOLOGY FUND
                            Class I
                            Class A                        5,000,000
                            Class B                        5,000,000
                            Class C                        5,000,000
                                                           5,000,000

                   AFBA 5STAR SMALL CAP FUND
                            Class I                        5,000,000
                            Class A                        5,000,000
                            Class B                        5,000,000
                            Class C                        5,000,000

                   AFBA 5STAR USA GLOBAL FUND
                            Class I                       10,000,000
                            Class A                       10,000,000
                            Class B                       10,000,000
                            Class C                       10,000,000


FOURTH: The Board of Directors of the Corporation, at a meeting duly convened and held on October 28, 2003, adopted resolutions which: (i) increased the number of shares of Common Stock the Corporation is authorized to issue by Sixty Million (60,000,000) shares, i.e., from Two Hundred Forty Million (240,000,000) shares to Three Hundred Million (300,000,000) shares; (ii) classified and designated the authorized, unissued and unallocated shares of Common Stock to one new class of each series as set forth below; and (iii) authorized the issuance of shares of each new class described above. Each series and class so classified and designated shall consist, until further changed, of the number of shares allocated to such series and class by the Board of Directors as follows:

                                SERIES                       CLASS           AUTHORIZED SHARES
                                ------                       -----           -----------------
                 AFBA 5Star Balanced Fund                   Class R              10,000,000
                 AFBA 5Star High Yield Fund                 Class R              10,000,000
                 AFBA 5Star Large Cap Fund                  Class R              10,000,000
                 AFBA 5Star Mid Cap Fund                    Class R              10,000,000
                 AFBA 5Star Small Cap Fund                  Class R              5,000,000
                 AFBA 5Star Science & Technology Fund       Class R              5,000,000
                 AFBA 5Star USA Global Fund                 Class R              10,000,000


FIFTH: After giving effect to the Board's actions to increase the number of shares of Common Stock and the classifications, designations and allocations, the number of shares of Common Stock that the Corporation is authorized to issue is Three Hundred Million (300,000,000) shares, with a par value of One Dollar ($1.00) per share, with such Common Stock having an aggregate par value of Three Hundred Million ($300,000,000) Dollars, and such shares are classified into seven separate series, each of which is further sub-divided and classified into five separate classes as follows:

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

                      NAME OF SERIES AND CLASSES              NUMBER OF SHARES
                      --------------------------              ----------------

                      AFBA 5STAR BALANCED FUND
                           Class I                                     10,000,000
                           Class A                                     10,000,000
                           Class B                                     10,000,000
                           Class C                                     10,000,000
                           Class R                                     10,000,000

                      AFBA 5STAR HIGH YIELD FUND
                           Class I                                     10,000,000
                           Class A                                     10,000,000
                           Class B                                     10,000,000
                           Class C                                     10,000,000
                           Class R                                     10,000,000

                      AFBA 5STAR LARGE CAP FUND
                           Class I                                     10,000,000
                           Class A                                     10,000,000
                           Class B                                     10,000,000
                           Class C                                     10,000,000
                           Class R                                     10,000,000

                      AFBA 5STAR MID CAP FUND
                           Class I                                     10,000,000
                           Class A                                     10,000,000
                           Class B                                     10,000,000
                           Class C                                     10,000,000
                           Class R                                     10,000,000

                      AFBA 5STAR SCIENCE & TECHNOLOGY FUND
                           Class I                                     5,000,000
                           Class A                                     5,000,000
                           Class B                                     5,000,000
                           Class C                                     5,000,000
                           Class R                                     5,000,000

                      AFBA 5STAR SMALL CAP FUND
                           Class I                                     5,000,000
                           Class A                                     5,000,000
                           Class B                                     5,000,000
                           Class C                                     5,000,000
                           Class R                                     5,000,000

                      AFBA 5STAR USA GLOBAL FUND
                           Class I                                     10,000,000
                           Class A                                     10,000,000
                           Class B                                     10,000,000
                           Class C                                     10,000,000
                           Class R                                     10,000,000

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

                  SIXTH: The shares of each series (and classes of such series) so classified, designated and allocated shall represent proportionate interests in the same portfolio of investments, and shall have the same rights and privileges as set forth in the Corporation's Articles of Incorporation, including such priority in the assets and liabilities of such series and class as may be provided in such Articles, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to the separate classes of shares of each series of the Corporation's Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the series of which the class is a part, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset value per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of each series among its classes of Common Stock, shall be determined by the Board of Directors in a manner that is consistent with the Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of a class of shares of a series of the Corporation's Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of that class, including, without limitation, the provisions of any Distribution or Shareholder Servicing Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "12b-1 Plan"), applicable to shares of the class, and (ii) no voting rights with respect to the provisions of any 12b-1 Plan applicable to any other class of the series of which the class is a part or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the class.

                  3. (a) Other than shares described in paragraph 3(b) herein, each Class B share of a series of the Corporation shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of that series on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus relating to the Class B share, as such prospectus may be amended from time to time, that is no later than three months after either: (i) the date on which the seventh anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus relating to the Class B share, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii), but further provided that, subject to the provisions of the next sentence, for any Class B shares acquired through an exchange, or through a series of exchanges, as may be permitted by the Corporation as provided in the relevant prospectuses relating to the Class B share, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period

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

                  required for conversion, the date of issuance of a Class B share shall mean (i) in the case of a Class B share obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share, or (ii) in the case of a Class B share obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                     (b) Each Class B share (i) purchased through the automatic reinvestment of a dividend or distribution with respect to that class, or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into Class A shares of the same series. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph 3(a) hereof bears to the total number of Class B shares, of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holders' separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus relating to the Class B shares, as such prospectus may be amended from time to time.

                     (c) The number of Class A shares into which a Class B share of the same series are converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B share, for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A share, for purposes of sales and redemption thereof on the Conversion Date.

                     (d) On the Conversion Date, the Class B shares converted
                  into Class A shares will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive
                  (i) the number of Class A shares into which the Class B shares have been converted, and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the Class B share as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the Class B share, held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date will cease. Certificates representing Class A shares resulting from the conversion need not be issued until certificates representing the Class B shares converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

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

                     (e) The automatic conversions of Class B shares into Class
                  A shares, as set forth in paragraphs 3(a) and 3(b) of this Article shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that
                  (x) the assessment of the higher fee under the Distribution Plan with respect to the Class B shares, does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Class B shares does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the Class B shares, as such prospectus may be amended from time to time, is not satisfied.

                     (f) The automatic conversion of Class B shares of a series into Class A shares of such series, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to the voting by the holders of the Class B shares, on any Distribution Plan with respect to the Class A shares, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Class B shares, with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                  4. The Class C, Class R and Class I shares of a series shall not automatically convert into shares of the Class A shares of the series as do the Class B shares of the series.

     SEVENTH: The shares of Common Stock of each series and class have been classified or reclassified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation; and the total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     EIGHTH: These Articles Supplementary shall become effective at 3:30 p.m. (Eastern time) on October 31, 2003.

     IN WITNESS WHEREOF, AFBA 5Star Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary as of October 31, 2003.

                                      AFBA 5STAR FUND, INC.



                                      By: /s/ John A. Johnson
                                          --------------------------------------
                                          John A. Johnson
                                          President

ATTEST:


 /s/ Andrew J. Welle
------------------------------------

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

     THE UNDERSIGNED, officer of AFBA 5Star Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                      By: /s/ John A. Johnson
                                          -----------------------------
                                          John A. Johnson
                                          President

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